UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2023

BYLINE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-38139	36-3012593
(Commission File Number)	(I.R.S. Employer Identification No.)

180 North LaSalle Street, Suite 300
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(773) 244-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Byline Bancorp, Inc. (“Byline”) has received all of the regulatory approvals required to complete its previously announced acquisition of Inland Bancorp, Inc. (“Inland”) through the merger of Inland Bancorp, Inc. with and into Byline, pursuant to the terms of the Agreement and Plan of Merger, dated November 30, 2022, between Byline and Inland Bancorp, Inc. The closing of the proposed merger remains subject to certain customary closing conditions. The merger is expected to close on or about June 1, 2023.

Upon the closing of the transaction, Byline will welcome all of Inland’s commercial, retail, and business banking customers and provide increased convenience with access to over 46 branches in the greater Chicago metropolitan area.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BYLINE BANCORP, INC.

Date: April 17, 2023	By:	/s/ Robert R. Herencia
	Name:	Roberto R. Herencia
	Title:	Executive Chairman and CEO